Exhibit 10.01

SECOND AMENDMENT

TO

3-YEAR REVOLVING CREDIT AGREEMENT

dated as of

December 18, 2007

among

NUSTAR GP HOLDINGS, LLC,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

SECOND AMENDMENT TO 3-YEAR REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO 3-YEAR REVOLVING CREDIT AGREEMENT (this “Second Amendment”) dated as of December 18, 2007, is among NUSTAR GP HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

R E C I T A L S

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain 3-Year Revolving Credit Agreement dated as of July 19, 2006 (as amended by the First Amendment to 3-Year Revolving Credit Agreement dated as of November 30, 2006, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.

B.            The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections and Schedules in this Second Amendment refer to Sections of, and Schedules to, the Credit Agreement.

Section 2.	Amendments to Credit Agreement.
2.1	Amendments to Section 1.01.

(a)           The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this 3-Year Revolving Credit Agreement, as amended by the First Amendment and the Second Amendment, as the same may be amended, modified, supplemented or restated from time to time in accordance herewith.

(b)           The definition of “Borrower” is hereby amended in its entirety to read as follows:

“Borrower” means NuStar GP Holdings, LLC, a Delaware limited liability company (formerly known as Valero GP Holdings, LLC).

(c)           The definition of “Consolidated Debt Coverage Ratio” is hereby amended in its entirety to read as follows:

“Consolidated Debt Coverage Ratio” means, for any day, the ratio of (a) all Indebtedness of the MLP and its subsidiaries (excluding the principal amount of Hybrid Equity Securities in an aggregate amount not to exceed 15% of Total Capitalization), on a consolidated basis, as of the last day of the then most recent Rolling Period over (b) Consolidated EBITDA of the MLP and its subsidiaries for such Rolling Period.

(d)           The definition of “Consolidated EBITDA” is hereby amended in its entirety to read as follows:

“Consolidated EBITDA” means, without duplication, as to the MLP and its subsidiaries, on a consolidated basis for each Rolling Period, the amount equal to Consolidated Operating Income for such period (a) plus the following to the extent deducted from Consolidated Operating Income in such period: (i) depreciation, amortization and other non-cash charges for such period (including any non-cash losses or negative adjustments under Statement of Financial Accounting Standards 133 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives) and (ii) cash distributions received by the MLP and its subsidiaries from Skelly-Belvieu Pipeline Company, and similar joint ventures, during such period; (b) minus all non-cash income added to Consolidated Operating Income in such period (including any non-cash gains or positive adjustments under Statement of Financial Accounting Standards 133 (and any statements replacing, modifying or superseding such statement) as the result of changes in the fair market value of derivatives); and (c) plus any Material Project EBITDA Adjustments for such period; provided that Consolidated EBITDA shall be adjusted from time to time as necessary to give pro forma effect to acquisitions or Investments (other than Joint Venture Interests) or sales of property by the MLP and its subsidiaries permitted by the NuStar Logistics Credit Agreement.

(e)           The definition of “Consolidated Operating Income” is hereby amended in its entirety to read as follows:

“Consolidated Operating Income” means, as to the MLP and its subsidiaries on a consolidated basis for each Rolling Period, the amount equal to gross margin (including any proceeds received from business interruption insurance provided that such proceeds are received during any Rolling Period with respect to an event or events that occurred during such Rolling Period) minus operating expenses, general and administrative expenses, depreciation and amortization, and taxes other than income taxes, in each case for such period.

(f)            The definition of “Material Agreements” is hereby amended in its entirety to read as follows:

“Material Agreements” means the Limited Liability Company Agreement (Borrower) and the Partnership Agreement (MLP), as each such agreement may be amended, supplemented or otherwise modified from time to time as permitted hereby.

(g)           The definition of “MLP” is hereby amended in its entirety to read as follows:

“MLP” means NuStar Energy L.P., a Delaware limited partnership.

(h)           The definition of “Permitted Holder” is hereby amended in its entirety to read as follows:

“Permitted Holder” means any Investment Grade Person.

(i)            The definition of “subsidiary” is hereby amended in its entirety to read as follows:

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise expressly indicated herein, as used herein, the words “the MLP and its subsidiaries” (or any correlative thereof) shall be deemed to mean the MLP and its “Restricted Subsidiaries” (as defined in the NuStar Logistics Credit Agreement) (or any correlative thereof).

(j)            The defined term “Valero Logistics” is hereby amended to read “NuStar Logistics” and the definition thereof is amended in its entirety to read as follows:

“NuStar Logistics” means NuStar Logistics, L.P., a Delaware limited partnership (formerly known as Valero Logistics Operations, L.P.)

(k)           The defined term “Valero Logistics Credit Agreement” is hereby amended to read “NuStar Logistics Credit Agreement” and the definition thereof is amended in its entirety to read as follows:

“NuStar Logistics Credit Agreement” means that certain 5-Year Revolving Credit Agreement dated as of December 10, 2007 among NuStar Logistics, the MLP, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto, as the same may from time to time be amended, modified, supplemented or restated.

(l)            The following definitions are hereby added where alphabetically appropriate to read as follows:

“Consolidated Net Worth” means, at any time, an amount equal to the consolidated partners’ equity of the MLP and its subsidiaries.

“Second Amendment” means the Second Amendment to 3-Year Revolving Credit Agreement dated as of December 18, 2007 among the Borrower, the Administrative Agent and the Lenders party thereto.

“Standard Ratio” has the meaning given such term in Section 6.11(a).

“Total Capitalization” means, at the date of any determination thereof, the sum of (a) all Indebtedness of the MLP and its subsidiaries, determined on a consolidated basis in accordance with GAAP plus (b) Consolidated Net Worth.

(m)	The following definitions are hereby deleted in their entirety:

“Acquisition”

“Acquisition Documents”

“Hybrid Equity Credit”

“Valero Energy”

2.2	Amendments to Section 5.01.

(a)           Section 5.01(e) is hereby renumbered to be Section 5.01(f) and a new Section 5.01(e) is hereby added to read as follows:

“(e)         if, at any time, any of the consolidated subsidiaries of the MLP are “Unrestricted Subsidiaries” (as defined in the NuStar Logistics Credit Agreement), then concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all consolidated “Unrestricted Subsidiaries” (as defined in the NuStar Logistics Credit Agreement) and the eliminating entries, in such form as would be presentable to the auditors of the MLP; and”

(b)           Section 5.01 is hereby amended by adding the following at the end thereof:

“Documents required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower or the MLP posts such documents, or provides a link thereto on the MLP’s website on the Internet at www.nustarenergy.com; or

(ii) on which such documents are posted on the Borrower’s or the MLP’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificate required by Section 5.01(c) to the Administrative Agent and the Lenders. Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.”

2.3           Amendment to Section 5.02(b). Section 5.02(b) is hereby amended by deleting the words “(other than Valero Energy)” in the third line thereof.

2.4           Amendments to Section 6.11(a). Section 6.11(a) is hereby amended in its entirety to read as follows:

“(a)         The Borrower will not permit at any time the Consolidated Debt Coverage Ratio to be in excess of 5.00 to 1.00 (the “Standard Ratio”) for any Rolling Period; provided that if at any time the MLP or any of its subsidiaries consummates an acquisition for which the MLP or any of its subsidiaries has paid aggregate net consideration of at least $100,000,000, then, for the two Rolling Periods the last day of which immediately follow the date on which such acquisition is consummated, the numerator of the maximum Consolidated Debt Coverage Ratio otherwise permitted above shall be increased by 0.5; thereafter, compliance shall be determined by reverting back to the Standard Ratio.

2.5	Amendments to Article VII. Article VII is hereby amended as follows:

(a)           Clause (k) of Article VII is hereby amended in its entirety to read as follows:

“(k)         an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;”

(b)           Clause (l) of Article VII is hereby amended in its entirety to read as follows:

“(l)          the MLP or any Subsidiary shall incur an Environmental Liability or Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect;”

2.6           Amendment to Section 10.01(a)(i). Section 10.01(a)(i) is hereby amended in its entirety to read as follows:

“(i)          if to the Borrower, to it at 2330 N. Loop West, San Antonio, Texas 78248, Attention of Senior Vice President, Chief Financial Officer and Treasurer (Telecopy No. (210) 918-5055);”

2.7	Global Changes.

(a)           References to “Valero GP, LLC” wherever they appear in the Credit Agreement are hereby amended to read “NuStar GP, LLC”.

(b)           References to “Valero Logistics Credit Agreement” wherever they appear in the Credit Agreement are hereby amended to read “NuStar Logistics Credit Agreement”.

2.8           Amendments to Schedules. Schedule 3.06 and Schedule 6.07 are hereby amended and restated in their entirety to read as set forth on the attached Schedule 3.06 and Schedule 6.07, respectively.

Section 3.            Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement) (the “Effective Date”):

3.1           The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Second Amendment on or prior to the Effective Date.

3.2           The Administrative Agent shall have received from the Required Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.

3.3           The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.4           No Default shall have occurred and be continuing, after giving effect to the terms of this Second Amendment.

Section 4.	Miscellaneous.

4.1           Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

4.2           Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.

4.3           Loan Document. This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4           Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5           NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6           GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

NUSTAR GP HOLDINGS, LLC

By	/s/ Steven A. Blank
Steven A. Blank
Senior Vice President, Chief Financial Officer
and Treasurer

Second Amendment to

3-Year Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., individually
and as Administrative Agent

By	/s/ Robert Traband
Robert Traband
Executive Director

Second Amendment to

3-Year Revolving Credit Agreement

SUNTRUST BANK, individually and as
Syndication Agent

By	/s/ Carmin J. Malizia
Carmin J. Malizia
Vice President

Second Amendment to

3-Year Revolving Credit Agreement

Schedule 6.07